Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-191588) pertaining to the Empire State Realty Trust, Inc. Empire State Realty OP, L.P. 2013 Equity Incentive Plan,
2.Registration Statement (Form S-8 No. 333-231544) pertaining to the Empire State Realty Trust, Inc. Empire State Realty OP, L.P. 2019 Equity Incentive Plan,
3.Registration Statement (Form S-3 No. 333-219658) of Empire State Realty Trust, Inc. and Empire State Realty OP, L.P.,
4.Registration Statement (Form S-3 No. 333-199199) of Empire State Realty Trust, Inc. and Empire State Realty OP, L.P., and
5.Registration Statement (Form S-3 No. 333-240251) of Empire State Realty Trust, Inc. and Empire State Realty OP, L.P.;

of our reports, dated February 25, 2022, with respect to the consolidated financial statements and schedule of Empire State Realty Trust, Inc. and the effectiveness of internal control over financial reporting of Empire State Realty Trust, Inc. included in this Annual Report (Form 10-K) of Empire State Realty Trust, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP
New York, New York
February 25, 2022